Exhibit 99.1

Popular, Inc. elects four directors

SAN JUAN, Puerto Rico—(BUSINESS WIRE)— Popular, Inc. (NASDAQ:BPOP) announced that shareholders at the Annual Meeting of Stockholders, held on May 13, 2014, approved the election of the four directors nominated for election by the Board of Directors.

Class 3 Directors María Luisa Ferré, C. Kim Goodwin and William J. Teuber will serve three-year terms expiring in 2017. Class 2 Director, John W. Diercksen, will serve a two-year term expiring in 2016.

An advisory vote approving the Corporation’s executive compensation program and the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2014 were also approved.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks 37th by assets among U.S. banks. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

Popular, Inc.

Investor Relations:

Brett Scheiner, 212-417-6721

Investor Relations Officer

or

Media Relations:

Teruca Rullán, 787-281-5170 or Mobile: 917-679-3596

Senior Vicepresident, Corporate Communications

Source: Popular, Inc.